Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249981 on Form S-1 and Registration Statement No. 333-251883 on Form S-8 of our report dated March 30, 2021 (May 17, 2021 as to the effects of the restatement discussed in Note 2), relating to the financial statements of Fisker Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 17, 2021